UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2016

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX	77030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2016, Bellicum Pharmaceuticals, Inc. (the “Company”) borrowed an additional $5.0 million under its Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc., as agent and a lender, Hercules Technology II, L.P., as a lender and Hercules Technology III, L.P., as a lender.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2016 (the “Prior 8-K”), the Company entered into the Loan Agreement on March 10, 2016 and initially borrowed $15.0 million. Among other things, under the Loan Agreement the Company had the option to borrow an additional $5.0 million at any time on or prior to September 15, 2016. The Company now has total outstanding principal under the Loan Agreement of approximately $20.0 million.

Additional detail regarding the Loan Agreement is contained in Item 1.01 of the Prior 8-K and is incorporated herein by reference. The descriptions of the Loan Agreement contained in the Prior 8-K and herein are qualified in their entirety by reference to the complete text of the Loan Agreement, including the exhibits thereto, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: September 20, 2016	By:	/s/ Alan A. Musso
Alan A. Musso
Chief Financial Officer and Treasurer
Principal Financial and Accounting Officer